UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2015

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective June 12, 2015, the board of directors of Dais Analytic Corporation (the “Company”) ratified the termination of the Distribution Agreement, dated April 24, 2014, with Soex (Hong Kong) Industry & Investment Co., Ltd., a Hong Kong corporation (the “Distributor”).

Pursuant to the Distribution Agreement, in exchange for $500,000, royalty payments and a commitment from the Distributor to purchase polymer and other products from Dais, the Distributor obtained the right to distribute and market Dais’s products for incorporation in energy recovery ventilators sold and installed in commercial, industrial and residential buildings, transportation facilities and vehicles (the “Field”) in mainland China, Hong Kong, Macao and Taiwan (the “Territory”). Further, the Distributor received an exclusive license in the Territory to utilize Dais’s intellectual property in the manufacture and sale of Dais’s products in the Field and Territory and to purchase its requirements of MTM from Dais, subject to terms and conditions of this Agreement. Further, the Distributor was to form a subsidiary, Soex (Beijing) Environmental Protection Technology Company Limited (the “Subsidiary”), and upon the legal formation of the Subsidiary, Dais was to be issued 25% of the equity of the Subsidiary.

The Distributor, however, only paid the Company $50,000, did not issue the equity and did not pay any royalties. As a result, the Company terminated the Distribution Agreement. There are no early termination penalties for the termination of the Distribution Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 12, 2015, the board of directors of the Company appointed Judith M. Aldrovandi, age 45, as the Controller, Treasurer and Principal Financial and Accounting Officer of the Company. For the previous five years, Ms. Aldrovandi was the Controller at The Atkins North America Holdings Corporation. She has been licensed as a certified public accountant in New Jersey, licensed as a chartered global management accountant and earned a Masters of Business Administration from the University of Tampa. Ms. Aldrovandi does not have any family relationships with any of the Company’s directors or executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: June 18, 2015	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President